As filed with the Securities and Exchange Commission on April 3, 1995

            Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            GILBERT ASSOCIATES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            GILBERT ASSOCIATES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

- --------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

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- --------------------------------------------------------------------------------

(4) Date Filed:

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- --------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            GILBERT ASSOCIATES, INC.

                      P.O. BOX 1498     READING, PA. 19603

          NOTICE OF ANNUAL MEETING OF HOLDERS OF CLASS B COMMON STOCK
                            TO BE HELD JULY 28, 1995

    Notice is hereby given that the Annual Meeting of holders of Class B Common Stock of GILBERT ASSOCIATES, INC. (the "Company") will be held at The Sheraton Berkshire Hotel, Woodland & Paper Mill Roads, Wyomissing, Pennsylvania, on Friday, July 28, 1995 at 11:00 o'clock in the morning (local time):

      For the election of seven (7) directors of the Company;

      To consider the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors for the year 1995; and

      For the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    ONLY HOLDERS OF RECORD OF ISSUED AND OUTSTANDING SHARES OF CLASS B COMMON STOCK OF THE COMPANY AT THE CLOSE OF BUSINESS ON JUNE 30, 1995 ARE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

                           By order of the Board of Directors

                                                    THOMAS F. HAFER

                                                              Secretary

Dated: Reading, Pennsylvania
     July 6, 1995

    STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF THE COMPANY AT OR BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                            GILBERT ASSOCIATES, INC.

                      P.O. BOX 1498    READING, PA. 19603

                                 (610) 775-5900

              PROXY STATEMENT ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING--JULY 28, 1995

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gilbert Associates, Inc. (the "Company") for use at the Annual Meeting of holders of Class B Common Stock of the Company to be held at The Sheraton Berkshire Hotel, Woodland & Paper Mill Roads, Wyomissing, Pennsylvania, at 11:00 A.M. on Friday, July 28, 1995, and at any adjournment thereof. The Proxy Statement and form of Proxy were first sent or given to stockholders on or about July 6, 1995.


    Only holders of record at the close of business on June 30, 1995 of the outstanding shares of the Company's Class B Common Stock are entitled to vote at the meeting. Only directors of the Company, "active employees" of the Company and of its subsidiaries in which it owns, directly or indirectly, 100% of the voting shares, and certain trusts for the benefit of such employees, are entitled to hold Class B Common Stock. (On June 30, 1995, there were outstanding of record 490,497 shares of the Company's Class B Common Stock.) Such eligible stockholders are entitled on all matters to cast one vote for each share held of record. In addition, there were outstanding of record on such date 6,415,209 shares of the Company's Class A Common Stock, excluding treasury shares. Holders of Class A Common Stock are not eligible to vote at the meeting.


    If the enclosed Proxy is appropriately marked, signed and returned in time to be voted at the meeting, the shares represented by the Proxy will be voted in accordance with the instructions marked thereon. Signed Proxies not marked to the contrary will be voted (i) for the election of directors, (ii) for the proposal to ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors for the year 1995 and (iii) as the proxy holders may in their discretion determine, on any other matter which may properly come before the meeting or any adjournment or adjournments thereof.

    Abstentions and withheld votes are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Class B Common Stock present or represented on a proposal is required for approval, abstentions and withheld votes are counted in determining the number of shares present or represented.

    STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1994, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM THOMAS F. HAFER, SECRETARY OF THE COMPANY, AT GILBERT ASSOCIATES, INC., P.O. BOX 1498, READING, PA 19603. HIS TELEPHONE NUMBER IS (610) 775-0975.

                            1. ELECTION OF DIRECTORS

A. NOMINEES FOR DIRECTOR

    At the meeting, seven directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. It is the intention of the persons named as proxy holders in the enclosed Proxy to vote all shares that they represent for the election of the seven nominees listed below. Any stockholder who wishes to withhold from the proxy holders authority to vote for the election of one or more directors may do so by marking his Proxy to that effect. Should any nominee become unable to accept nomination or election, the proxy holders may exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors, however, has no reason to believe that any of the nominees listed below will be unable to serve as a director. Elections of directors are to be determined by a plurality vote.

    Each of the nominees is now a director of the Company. Their present positions with the Company as well as other relevant information are set forth below:


                                                                     YEAR IN WHICH
                                                                     FIRST BECAME
             NAME                  AGE     POSITION WITH COMPANY       DIRECTOR
- -------------------------------    ---     ----------------------    -------------
John W. Boyer, Jr. ............    66                --                1984
Timothy S. Cobb................    53       President and Chief        1993
                                             Executive Officer
Donald E. Lyons................    65                --                1989
Alexander F. Smith.............    66      Chairman of the Board       1970
James W. Stratton..............    58                --                1984
James A. Sutton................    61                --                1986
Donald K. Wilson, Jr. .........    59                --                1990



    Mr. Boyer retired in May 1993 as Chairman of Philadelphia Suburban Corporation whose principal subsidiary, Philadelphia Suburban Water Company, is a regulated water utility. Mr. Boyer served in various senior executive positions with that company since 1981. He is a director of Philadelphia Suburban Corporation, Betz Laboratories, Inc. and Rittenhouse Trust Company. Since 1993, Mr. Boyer has been Distinguished Visiting Professor of Finance, Eastern College, St. Davids, Pennsylvania.



    Mr. Cobb has been Chief Executive Officer of the Company since March 1994 and President and Chief Operating Officer of the Company since October 1993. He served as President of Gilbert/Commonwealth, Inc., then a subsidiary of the Company, from January 1991 to September 1993 and as President of GAI-Tronics, a subsidiary of the Company, from June 1988 to December 1991.


    For five years prior to his retirement in 1987, Mr. Lyons served as Chief Executive Officer and President of the Power Systems Group of Combustion Engineering, Inc., a supplier of technology, equipment and services to the power and process industries. Mr. Lyons is also a director of Nuclear Support Services, Inc.


    For more than five years prior to his retirement as President in October 1993 and as Chief Executive Officer of the Company in March 1994, Mr. Smith served as President and Chief Executive

Officer of the Company. Mr. Smith also serves as a director of Stratton Monthly Dividend Shares, Inc., Stratton Growth Fund, Inc. and Stratton Small Cap Yield Fund.



    Since 1972, Mr. Stratton has been Chairman and Chief Executive Officer of Findatex, a financial services firm, and President of the Stratton Management Company, investment advisors. Mr. Stratton is also a director of Stratton Growth Fund, Inc., Stratton Monthly Dividend Shares, Inc., Stratton Small Cap Yield Fund, UGI Corporation, Amerigas Propane Inc., Alco Standard Corp. and Teleflex Inc.


    Mr. Sutton is Chairman of the Board of Directors and Chief Executive Officer of UGI Corporation, a diversified Pennsylvania-based natural gas and electric utility with non-utility operations in industrial gases and propane. He has served in various executive positions with UGI since 1982. Mr. Sutton is also a director of Amerigas Propane Inc. and a member of Mellon PSFS Regional Advisory Board.


    Mr. Wilson retired in 1994 as Executive Vice President of The Hartford Steam Boiler Inspection and Insurance Company, which is engaged in insurance underwriting, investments and engineering. Mr. Wilson had served in various executive positions with that company since 1970. He is also a director of Mechanics Savings Bank in Hartford, Connecticut, and Spencer Turbine Company in Windsor, Connecticut. He is presently serving as a consultant with Goodwin, Loomis & Britton Inc., an insurance industry consulting firm.


B. MEETINGS AND COMMITTEES OF DIRECTORS

    The Board of Directors held a total of eight regular and special meetings during 1994. Each incumbent director attended at least 75% of the total number of meetings of the Board and committees of the Board held while he was a member thereof.

    The Board of Directors has established the following committees:

    An audit committee consisting of J. A. Sutton, Chairman, D. E. Lyons and D.
    K. Wilson, Jr., which held two meetings in 1994. This committee is primarily concerned with the effectiveness of the Company's internal financial control systems and of the audits of the Company's financial statements by the Company's independent accountants. Its duties include recommending the selection of independent accountants; reviewing the scope of audits to be conducted by independent accountants and internal auditors and the results of such audits; and appraising the Company's financial reporting activities and accounting policies.

    An executive development committee consisting of J. W. Boyer, Jr., Chairman,
    J. W. Stratton and J. A. Sutton, which held one meeting in 1994. The committee assists the Board in structuring compensation and incentive plans for management, and assists management in the review of candidates, succession and development of directors, officers and management. Its duties include reviewing and recommending to the Board compensation and other benefits for directors, officers and management; serving as any committee required by incentive compensation plans for such Company personnel; and reviewing with the Chief Executive Officer the internal organization and key manpower planning and development of the Company.

    A finance committee consisting of J. W. Stratton, Chairman, D. E. Lyons and
    D. K. Wilson, Jr., which held two meetings in 1994. The committee assists the Board in its duties relating to capital structure and expenditures, financial plans, allocation of assets, cash management and dividend policy. It also assists the Board and corporate officials in obtaining and maintaining good working relationships with financial institutions.

    The Board of Directors has not formed a separate standing nominating committee.

C. BENEFICIAL OWNERSHIP OF EQUITY SECURITIES BY CERTAIN PERSONS


    As of June 30, 1995, the number and percentage of equity securities of the Company beneficially owned by (i) each of the nominees for director, (ii) each Executive Officer named in the Summary Compensation Table below, and (iii) all executive officers and directors of the Company as a group, are set forth below:



                                     CLASS B           PERCENTAGE       CLASS A         PERCENTAGE
    INDIVIDUALS                    COMMON STOCK        OF CLASS(1)    COMMON STOCK     OF CLASS(1)
- --------------------------------   ------------        -----------    ------------     ------------
J. W. Boyer, Jr. ...............       --                 --              1,500             *
T. S. Cobb......................       29,132(2)(3)        5.75%         --                 --
D. E. Lyons.....................        1,700             *              --                 --
A. F. Smith.....................       73,477             14.98%          5,426(4)
J. W. Stratton..................       --                 --              2,500             *
J. A. Sutton....................        1,296             *                 266             *
D. K. Wilson, Jr. ..............        1,025             *              --                 --

All executive officers and
  directors
  as a group....................      106,630(2)(3)                       9,692             *


- ------------

(1) Asterisks indicate beneficial ownership of less than 1% of the outstanding shares of the class.

(2) Includes options held by Mr. Cobb to purchase 16,375 shares of Class B Common Stock exercisable within 60 days.

(3) Includes shares purchased on his behalf under the Company's Stock Purchase Program from contributions made through May 31, 1995 and the Payroll Stock Ownership portion of the Retirement Savings Plan.

(4) Includes 468 shares owned of record and beneficially by Mr. Smith's wife, as to which shares he disclaims beneficial ownership.


    Bankers Trust Company, 280 Park Avenue, New York, New York 10017 has advised the Company that at June 30, 1995 it held through controlled nominees 282,139 shares of the Company's Class B Common Stock, or 57.52% of the class then outstanding, as trustee on behalf of employees pursuant to various employee benefit plans of the Company.



    J.R. Itin, P.O. Box 1498, Reading, Pennsylvania 19603, who retired as Vice President, Chief Financial Officer and a Director of the Company in April 1995, beneficially owned at June 30, 1995, 68,931 shares of Class B Common Stock, or 13.35% of the class then outstanding and did not hold any shares of Class A Common Stock. In addition, at June 30, 1995, R.S. Newlan and G.E. Troendle, respectively, President and Executive Vice President of Resources Consultants, Inc., 1960 Gallows Road, Vienna, Virginia 22182, a subsidiary of the Company, beneficially owned 37,416 and 44,650 shares, respectively, of the Company's Class B Common Stock, or 7.46%, and 8.93%, respectively, of the class then outstanding. Such amounts include (i) options held by Messrs. Itin, Newlan and Troendle to purchase 25,750 shares, 11,125 shares and 9,265 shares, respectively, of Class B Common Stock exercisable within 60 days and (ii) shares purchased on each of their behalves under the Company's

Stock Purchase Program from contributions made through May 31, 1995 and the Payroll Stock Ownership portion of the Retirement Savings Plan.


D. EXECUTIVE COMPENSATION AND OTHER INFORMATION
BOARD COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Executive Development Committee of the Board assists the Board in structuring compensation arrangements and incentive plans for the officers and senior management of the Company. Decisions on compensation and the grant of incentives are generally made by the three-member Committee, each of whom is a non-employee director. All decisions by the Committee relating to the compensation and incentives for the Company officers are submitted to the full Board for ratification or revision. Set forth below is the Committee's report on the 1994 compensation of the Executive Officers of the Company, Mr. Smith, Chairman of the Board and until March 1994 Chief Executive Officer, Mr. Cobb, President and Chief Executive Officer, and Mr. Itin, Vice President and Chief Financial Officer until his retirement in April 1995.

  Compensation Policies Toward Executive Officers

    In December 1989, the Committee undertook an in-depth review and revision of the Company's compensation policies for the officers and management of the Company and its subsidiaries. During that year, Sibson & Company, Inc., compensation consultants, had studied and reported on the existing compensation practices involved.

    As a result, the Committee determined that, for 1990 and subsequent years, the compensation policy of the Company would be as follows:

    . Salary will be the basic compensation mechanism.

    . The Annual Incentive Bonus Program will be used to provide specific growth oriented incentives and reward above normal performance.

    . Grants of stock options will align management's interest with shareholders' and encourage long-term investment and interest in overall Company performance.

    . Other programs will encourage ownership and retention of Company stock by management personnel and employees generally.


    The Committee applies these policies directly to the Executive Officers, presidents of the subsidiary companies and certain other management personnel. The Committee also reviews the compensation policies and practices of the subsidiaries for general alignment and appropriateness across and between subsidiary units. The Committee engaged Sibson & Company to update this earlier study during 1994; the compensation consultants recommended continuation of the basic program as outlined above.


  Relationship of Performance Under Compensation Plans

    Salaries


    Each year the Committee examines the salaries of the officers of the Company. These are compared with information available about salaries in the Company's industry, inflation and the performance of the individuals. Depending upon the officer involved, the Committee may utilize salary information relating to comparable engineering services companies or companies in other businesses in which subsidiaries of the Company are engaged. The companies used for these purposes include some but not all of the companies in the Engineering Services Peer Group shown in the performance graph on page 7; as necessary a number of other companies not included in such index are also used. The various factors considered are not formally weighted and the Committee uses subjective judgment in making its decisions.



    If a salary increase is deemed justified, it is recommended to the Board. Mr. Cobb's percentage increase of 22.8% received in 1994 was higher than usual to reflect the increased salary associated with his promotion to Chief Executive Officer in March 1994. Mr. Itin's increase for 1994 was 4.1%, primarily as an inflation adjustment, which was believed to be consistent with industry increases. The salary levels for Mr. Itin and the executive officers were approximately at the industry median.


    Annual Bonus Program

    In addition to the Executive Officers, the officers and key management of the Company and its subsidiaries participate in an annual bonus program. Under the program, incentive bonus awards are made annually based on performance measured against predetermined targets. For 1994, the targets for Executive Officers were based on achieving both current financial performance objectives, and strategic and operational objectives relating to longer term earnings, with greater weight being given to the current financial performance objectives. In 1994, the current financial performance objectives were based upon earnings per share of the Company and resulted in no bonus achievements. Bonuses as awarded for 1994 were based upon achieving a portion of the longer term strategic and operational objectives.


    In 1994, Mr. Cobb had a bonus opportunity equal to 60% of his salary. He was awarded a bonus of 22% of his salary, all of which was for meeting certain of his non-current financial objectives.


    Stock Incentive Plan


    In 1994, stock options were granted to more than 67 employees, managers and officers of the Company and its subsidiaries. The Executive Officers and others each received options potentially exercisable for shares of the Company's common stock. The options granted to Mr. Cobb represented 15.7% of the total options granted. The grants to Mr. Cobb and the other officers are based primarily on each recipient's position and individual performance although the factors are not formally weighted and the Committee uses subjective judgment in making award grants. Options become exercisable based upon criteria established by the Committee. The options granted for 1994 cannot be exercised for two years following the grant and are exercisable in each of the subsequent three years. The exercise price for each option was based at the market price of the stock at the time the option was granted. Primarily as a result of the sale of the Company's Gilbert/Commonwealth subsidiary, the 1994 stock options grants to 26 individuals will terminate July 20, 1995.


    It is the intent of the Company that stock purchased as a result of exercise of any such options will be held as a long-term personal asset. The Company believes that this will better align management's interest with shareholders in the future performance of the Company.

                        EXECUTIVE DEVELOPMENT COMMITTEE

JOHN W. BOYER, JR., CHAIRMAN        JAMES W. STRATTON          JAMES A. SUTTON

PERFORMANCE GRAPH

    The following graph shows the cumulative total stockholder return on the Company's common stock over the last five fiscal years as compared to the returns of the NASDAQ Market Index and those companies contained within the Standard Industry Code 8711-Engineering Services which must file an Annual Report with the Securities and Exchange Commission and are publicly traded. The graph assumes $100 was invested on December 30, 1989 in each company involved and all dividends are reinvested.

                             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                1989       1990       1991       1992       1993       1994
                                                      (At Fiscal Year End)
Gilbert Associates, Inc.       $ 100      $ 133      $ 118      $ 121      $  97      $  94

Engineering Services             100        100        108         91         75         53
 PEER GROUP

NASDAQ Stock Market - US         100         85        136        159        181        177

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for fiscal 1992, 1993 and 1994, the cash compensation paid by the Company, as well as other compensation paid or accrued for those years, to the Executive Officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                                                             COMPENSATION
                                                         ANNUAL            ----------------
                                                     ($)COMPENSATION          SECURITIES
               NAME AND                           ---------------------       UNDERLYING          ALL OTHER
          PRINCIPAL POSITION              YEAR    ($)SALARY    ($)BONUS    OPTIONS/SAR'S(1)    ($)COMPENSATION
- ---------------------------------------   ----    ---------    --------    ----------------    ---------------
A.F. Smith.............................   1994    $ 142,860           0        --                 $ 187,432(3)
Chairman of the Board(2)                  1993      414,627      63,200          2,500               46,655
                                          1992      404,617     123,575          2,500               32,316

T.S. Cobb..............................   1994    $ 358,762      77,000         10,000            $  13,904(3)
President & Chief                         1993      284,538      30,700          2,500               17,733
 Executive Officer                        1992      268,250      51,480          2,500                9,991

J.R. Itin(4)...........................   1994    $ 274,541      49,500          2,500            $  28,446(3)
Vice President & Chief                    1993      262,515      44,000          2,500               35,176
 Financial Officer                        1992      250,000      83,850          2,500               27,903


- ------------
(1) See Note 1 to 1994 Stock Option Grants table below.

(2) Mr. Smith was Chief Executive Officer of the Company until March 1994.


(3) Includes: (a) for Mr. Cobb and Mr. Itin, Company contributions of $10,500 each to their respective accounts under the Company's Retirement Savings Plan and $3,404 each to their respective accounts in the Company's Stock Purchase Program and (b) for Mr. Smith and Mr. Itin, $19,870 and $7,273 respectively, as the above market portion of interest credits on salary deferred under a deferred compensation arrangement with the Company.



    Also includes for Mr. Itin, $4,694 in cash and Company matching contributions of stock under the Stock Bonus Purchase Plan and $2,575 for split dollar insurance policy premiums.



    Also includes for Mr. Smith $126,562 of gains realized on exercising incentive stock options and subsequent sale to the Company and a deferred compensation payment of $41,000.



(4) Mr. Itin retired as Vice President, Chief Financial Officer and a Director of the Company in April 1995.

STOCK OPTIONS

    The following table contains information concerning the stock options granted to Executive Officers during 1994 under the Company's 1989 Stock Option
Plan:

                  1994 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                      INDIVIDUAL GRANTS                             POTENTIAL
                                -------------------------------------------------------------    REALIZABLE VALUE
                                                   PERCENT OF                                   AT ASSUMED ANNUAL
                                  NUMBER OF           TOTAL                                       RATES OF STOCK
                                 SECURITIES       OPTIONS/SAR'S                                 PRICE APPRECIATION
                                 UNDERLYING        GRANTED TO                                    FOR OPTION TERM
                                OPTIONS/SAR'S     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ------------------
   NAME                          GRANTED(1)           1994          PER SHARE         DATE        5%        10%
- ------------------------------  -------------     -------------   --------------   ----------   -------   --------
T.S. Cobb.....................      10,000             15.7%          $17.50         3/18/99    $48,349   $106,839
J.R. Itin.....................       2,500              3.9%           17.50         6/30/97     12,087     26,710


- ------------
(1) All options have been granted under the 1989 Gilbert Stock Option Plan. The exercise price is the fair market value of the stock on the date of grant.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

    The following table shows stock options exercised by Executive Officers during 1994, including the aggregate value of any gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 30, 1994. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of outstanding stock options and the year-end price of Company common stock.

                 AGGREGATE STOCK OPTION/SAR EXERCISES IN 1994,
                 AND OPTION/SAR VALUES AS OF DECEMBER 30, 1994


                                                         NO. OF SHARES COVERED BY           VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS                  IN-THE-MONEY
                                                               AT 12/30/94                  STOCK OPTIONS/SAR'S
                                SHARES                 ----------------------------            AT 12/30/94(2)
                               ACQUIRED      VALUE                        NOT         --------------------------------
    NAME                      ON EXERCISE   REALIZED   EXERCISABLE   EXERCISABLE(1)    EXERCISABLE     EXERCISABLE(1)
- ----------------------------  -----------   --------   -----------   --------------   -------------   ----------------
A.F. Smith..................     28,125     $126,562      --             --               --              --
T.S. Cobb...................     --            --         15,750         12,500          $     0          --
J.R. Itin...................     --            --         25,125         5 ,000           42,188          --


- ------------

(1) Future exercise is subject to continued employment by the Company for up to three years, subject to acceleration for retirement, death or total disability.


(2) Amounts reflect the December 30, 1994 market price of the Company's common stock less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Smith, an Executive Officer of the Company during part of 1994, and Mr. Stratton, a director of the Company and a member of its Executive Development Committee, serve on the Boards of Directors of three mutual funds, Stratton Growth Fund, Inc., Stratton Monthly Dividend Shares, Inc.

and Stratton Small Cap Yield Fund, of which Mr. Stratton is Chairman of the Board and Chief Investment Officer.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS


    The Company has no formal contracts of employment with its Executive Officers. In 1989, the Board of Directors adopted a Benefit Equalization Plan which provides Messrs. Smith, Itin and others with supplemental retirement income. Payments under the Plan are made only to the extent that income from Social Security, the Company-paid portions of Company retirement plans, and retirement income plans of other employers do not equal 50% of an individual's average annual salary for the three highest paid years. Mr. Smith began receiving annual benefits of $54,741 upon his retirement in March 1994. The estimated annual benefits under this Plan payable to Mr. Itin upon his early retirement are $72,000. The Plan is unfunded and terminates for an individual upon termination of employment for any reason other than retirement, death or disability.


    The Benefit Equalization Plan and the deferred compensation arrangement described in Note 3 to the Summary Compensation Table provide that, in the event of a change of control of the Company, as defined in such plan, the payments due to Messrs. Smith and Itin will be accelerated. The accelerated payments are essentially the present value of the stream of payments which would have been made had there been no such change of control.

DIRECTOR COMPENSATION

    Each Board member, other than officers of the Company or its subsidiaries, receives an annual retainer of $18,000; committee chairmen receive an additional $5,000. Each such director also receives $1,000 for each committee or Board meeting attended. Directors may, at their election, defer receipt of payment of directors' fees. Deferred directors' fees accrue interest at the prime rate of interest charged by Chemical Bank.

2. PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. BY THE BOARD OF
              DIRECTORS AS INDEPENDENT AUDITORS FOR THE YEAR 1995


    The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. independent accountants, to audit the accounts of the Company for the year 1995 and requests that such selection be ratified by majority vote of those Class B stockholders voting upon ratification. Although submission to stockholders of the appointment of the independent auditors is not required by law, the Board of Directors, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of auditors, believes it appropriate that such selection be ratified by the stockholders. The firm has acted as auditors for the Company for many years. The Company has been advised that neither that firm nor any of its partners has any material direct or indirect relationship with the Company or its subsidiaries.


    A representative of the firm of Coopers & Lybrand L.L.P. will attend the meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions at the meeting.

                             STOCKHOLDER PROPOSALS


    If a holder of Class B Common Stock has a proposal which he or she intends to present at the 1996 Annual Meeting, it must be received by the Company on or before December 8, 1995 in order to be considered for inclusion in the Company's Proxy Statement and Proxy for the meeting. Stockholder proposals should be submitted to Thomas F. Hafer, Secretary of the Company, at the address indicated on the first page of this Proxy Statement.


                                 OTHER MATTERS

    The Board of Directors does not intend to bring any other matter before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.

    The Company will pay all costs of soliciting Proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit Proxies by telephone, telecopy or personal interview.

                                         By order of the Board of Directors,

                                               THOMAS F. HAFER,
                                                  Secretary
July 6, 1995

                            GILBERT ASSOCIATES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING--JULY 28, 1995

   The undersigned hereby appoints ALEXANDER F. SMITH and TIMOTHY S. COBB, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of stockholders of Gilbert Associates, Inc. to be held on Friday, July 28, 1995, and at any adjournment thereof, and thereat to vote all shares of Class B Common Stock that the undersigned would possess if personally present:

(INSTRUCTION: PLEASE MARK YOUR CHOICE /X/ IN DARK INK.)

    (a) for the election of all of the nominees for director, as to which authority to vote is hereby

/ / GRANTED for all (except as        / / WITHHELD from all
  marked to the contrary below)

   Please use boxes below only to WITHHOLD your vote from an individual nominee(s).

Withheld                                   Withheld
- ---------                                  ---------
 / /       J. W. BOYER, JR.                 / /       J. W. STRATTON
     / /   T. S. COBB                           / /   J. A. SUTTON
 / /       D. E. LYONS                      / /       D. K. WILSON, JR.
     / /   A. F. SMITH


                                (continued and to be signed on the reverse side)

(INSTRUCTION: PLEASE MARK YOUR CHOICE /X/ IN DARK INK.)


    (b) / / FOR / / AGAINST / / ABSTAIN the proposal to ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors for the year 1995; and


    (c) in their discretion upon such other matters as may properly come before the meeting; all as set forth in the Notice of Meeting and Proxy Statement, dated July 6, 1995, receipt of which is hereby acknowledged.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL REFERRED TO ABOVE.

                                            Dated........................., 1995

                                             ...................................
                                                 (Signature of Stockholder)

                                            Please sign above exactly as your
                                            name appears on the certificate
                                            representing your shares of Class B
                                            Common Stock.

                                             ...................................
                                                (Print Name as Signed Above)